Exhibit 10.17

LOYALTY ALLIANCE ENTERPRISE CORPORATION

[COLUMN A] EMPLOYMENT AGREEMENT

This Agreement is entered into as of [Column B] (the “Effective Date”) by and between Loyalty Alliance Enterprise Corporation (the “Company”), and [Column A] (“Executive”).

1. Duties and Scope of Employment.

(a) Positions and Duties. As of the Effective Date, Executive will continue to serve as the [Column C] of the Company. Executive will render such business and professional services in the performance of [his/her] duties, consistent with [his/her] position within the Company, as will reasonably be assigned to [him/her] by the Company’s Chief Executive Officer (“CEO”) or Board of Directors (the “Board”). The period of Executive’s employment under this Agreement is referred to herein as the “Employment Term.”

(b) Obligations. During the Employment Term, Executive will perform [his/her] duties faithfully and to the best of [his/her] ability and will devote an amount of [his/her] business time and efforts to the Company as is necessary to perform [his/her] duties.

(c) Work Location. During the Employment Term, Executive will be required to travel extensively to perform the services required by this Agreement, including, without limitation, performing services out of the Company’s offices located in California and Hong Kong. As a result of Executive providing services to the Company in multiple jurisdictions, the Company may require Executive to also enter into an employment agreement or labor contract with a subsidiary of the Company.

2. Employment Term. Executive’s employment with the Company pursuant to this Agreement will continue from the Effective Date until the three-year anniversary of the Effective Date, unless terminated earlier as provided herein. On the third anniversary of the Effective Date and on each annual anniversary of the Effective Date thereafter, this Agreement automatically will renew for an additional term of one year, unless at least thirty (30) days prior to such anniversary, Executive or the Company gives the other party written notice that the Agreement will not be renewed. Notwithstanding the foregoing, the parties agree that Executive’s employment with the Company will at all times, including during the Employment Term, be “at-will” employment and may be terminated at any time with or without cause or notice. Executive understands and agrees that neither [his/her] job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of [his/her] employment with the Company.

3. Compensation.

(a) Base Salary. From the Effective Date, the Company will pay Executive an annual salary of $[            ] as compensation for [his/her] services (the “Base Salary”). The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholding. Executive’s salary will be subject to review, and Executive will be eligible for adjustments based upon the Company’s normal performance review practices.

(b) Bonus. Executive will be eligible to participate in any bonus plans or programs maintained from time to time by the Company on such terms and conditions as determined by the Board or Compensation Committee of the Board (the “Committee”). Any earned bonus will be paid in the next regular payroll period after the Board or the Committee determines that it has been earned, but in no event shall the bonus be paid after the later of (i) the fifteenth (15th) day of the third (3rd) month following the close of the Company’s fiscal year in which the bonus is earned, or (ii) March 15 following the calendar year in which the bonus is earned.

(c) Equity. Executive will be eligible to receive awards of stock options, restricted stock, restricted stock units or other equity awards pursuant to any plans or arrangements the Company may have in effect from time to time. The Board or Committee will determine in its discretion whether Executive will be granted any such equity awards and the terms of any such award in accordance with the terms of any applicable plan or arrangement that may be in effect from time to time.

4. Executive Benefits. During the Employment Term, Executive will be entitled to participate in the Executive benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, subject to the terms and conditions of such plans, including eligibility requirements. The Company reserves the right to cancel or change the benefit plans and programs it offers to its Executives at any time.

5. Vacation. Executive will be entitled to paid vacation of up to 20 days per year in accordance with the Company’s vacation policy. Vacation time does not accrue during any leave of absence. The timing and duration of specific vacations shall be mutually and reasonably agreed to by the parties hereto.

6. Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

7. Confidential Information. If Executive has not already done so, Executive agrees to enter into the Company’s standard Confidential Information and Invention Assignment Agreement (the “Confidential Information Agreement”) no later than the Effective Date.

8. Non-Solicitation; Non-Disparagement; Other Requirements.

(a) Non-Solicitation. Until the date one (1) year after the termination of Executive’s employment with the Company for any reason, Executive agrees not, either directly or indirectly, to solicit, induce, recruit or encourage any employee of the Company (or any parent or subsidiary of the Company) to leave his employment either for Executive or for any other Person. Executive represents that [he/she] (i) is familiar with the foregoing covenant not to solicit, and (ii) is fully aware of [his/her] obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

(b) Non-Disparagement. During the Employment Term and thereafter, the Executive will not knowingly disparage, criticize, or otherwise make any derogatory statements regarding the Company, its directors, or its officers, as the case may be. The foregoing restrictions will not apply to any statements that are made truthfully in response to a subpoena or other compulsory legal process or pursuant to the requirements of any applicable law or regulation (including, without limitation, any rule, regulation or policy statement of any applicable securities exchange, market or automated quotation system).

(c) Confidentiality Agreement. During the Employment Term and thereafter, Executive will continue to comply with the terms of the Confidential Information Agreement.

9. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive’s death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive’s right to compensation or other benefits will be null and void.

10. Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

Loyalty Alliance Enterprise Corporation

Suite 6005, 60/F, Central Plaza

18 Harbour Road, Wanchai, Hong Kong

Attn: Chief Executive Officer

If to Executive:

at the last residential address provided by Executive to the Company.

11. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

12. Arbitration and Equitable Relief.

(a) Arbitration. In consideration of Executive’s employment with the Company, its promise to arbitrate all employment-related disputes, and Executive’s receipt of the compensation, pay raises, and other benefits paid to Executive by the Company, at present and in the future, Executive agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder, or benefit plan of the Company, in their capacity as such or otherwise), arising out of, relating to, or resulting from Executive’s employment with the Company or the termination of Executive’s employment with the Company, including any breach of this Agreement, shall be subject to binding arbitration under the arbitration provisions set forth in California Code of Civil Procedure Sections 1280 through 1294.2, including section 1281.8 (the “Act”), and pursuant to California law. The federal arbitration act shall continue to apply with full force and effect notwithstanding the application of procedural rules set forth in the Act. Disputes that Executive agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims under local, state, or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Sarbanes-Oxley Act, the Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, the Family and Medical Leave Act, the California Family Rights Act, the California Labor Code, claims of harassment, discrimination, and wrongful termination, and any statutory or common law claims. Notwithstanding the foregoing, Executive understands that nothing in this Agreement constitutes a waiver of [his/her] rights under Section 7 of the National Labor Relations Act. Executive further understands that this agreement to arbitrate also applies to any disputes that the Company may have with Executive.

(b) Procedure. Executive agrees that any arbitration will be administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”), pursuant to its employment arbitration rules & procedures (the “JAMS Rules”), which are available at http://www.jamsadr.com/rules-employment-arbitration/. Executive agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication, and motions to dismiss and demurrers, applying the standards set forth under the California Code of Civil Procedure. Executive agrees that the arbitrator shall issue a written decision on the merits. Executive also agrees that the arbitrator shall have the power to award any remedies available under applicable law, and that the arbitrator shall award attorneys’ fees and costs to the prevailing party, where provided by applicable law. Executive agrees that the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. Executive understands that the Company will pay for any administrative or hearing fees charged by the arbitrator or JAMS except that Executive shall pay any filing fees associated with any arbitration that Executive initiates, but only so much of the filing fees as Executive would have instead paid had Executive filed a complaint in a court of law. Executive agrees that the arbitrator shall administer and conduct any arbitration in accordance with California law, including the California Code of Civil Procedure and the California Evidence Code, and that the arbitrator shall apply substantive and procedural California law to any dispute or claim, without reference to rules of conflict of law. To the extent that the JAMS rules conflict with California law, California law shall take precedence. Executive agrees that any arbitration under this Agreement shall be conducted in Santa Clara County, California.

(c) Remedy. Except as provided by the Act and this Agreement, arbitration shall be the sole, exclusive, and final remedy for any dispute between Executive and the Company. Accordingly, except as provided for by the Act and this Agreement, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration.

(d) Administrative Relief. Executive understands that this Agreement does not prohibit Executive from pursuing an administrative claim with a local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, including, but not limited to, the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission, the National Labor Relations Board, or the Workers’ Compensation Board. This Agreement does, however, preclude Executive from pursuing court action regarding any such claim, except as permitted by law.

(e) Voluntary Nature of Agreement. Executive acknowledges and agrees that [he/she] is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Executive acknowledges and agrees that [he/she] has carefully read this Agreement and that [he/she] has asked any questions needed for [him/her] to understand the terms, consequences, and binding effect of this Agreement and fully understands it, including that [he/she] is waiving [his/her] right to a jury trial. Finally, Executive agrees that [he/she] has been provided an opportunity to seek the advice of an attorney of [his/her] choice before signing this Agreement.

13. Integration. This Agreement, together with the Confidential Information Agreement and other agreements referenced herein, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. This Agreement may be modified only by agreement of the parties by a written instrument executed by the parties that is designated as an amendment to this Agreement.

14. Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

15. Survival. The Company’s and Executive’s responsibilities under Section 8 of this Agreement and the Confidential Information Agreement shall survive the termination of this Agreement.

16. Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

17. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

18. Governing Law. This Agreement will be governed by the laws of the State of California (notwithstanding its conflict of laws provisions).

19. Acknowledgment. Executive acknowledges that [he/she] has had the opportunity to discuss this matter with and obtain advice from [his/her] private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

20. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

COMPANY:

LOYALTY ALLIANCE ENTERPRISE CORPORATION

By:	[Column D]	Date:	[Column B]
Title:	[Column E]

EXECUTIVE:

/s/ [Column A]		Date:	[Column B]
[Column A]

[SIGNATURE PAGE TO [COLUMN A] EMPLOYMENT AGREEMENT]

Column A	Column B	Column C	Column D	Column E
Tsz For So	July 1, 2011	Executive Vice President, Technology & Development	Abraham Jou	Chairman